Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

Second Quarter 2024 Results and Approvals of Pending Acquisition

Princeton, NJ, July 25, 2024 / PRNewswire / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations at and for the quarter ended June 30, 2024. The Company also announced that it has received the necessary approvals from shareholders and all applicable regulatory authorities in connection with its acquisition of Cornerstone Financial Corporation, which is expected to close on August 23, 2024.

President/CEO Edward Dietzler remarked on the second quarter results, “The Company continued its strong financial performance with a 18.0% increase in net income over the first quarter of 2024, along with a modest increase in the net interest margin to 3.44% for the second quarter. The Company continues to increase average loan and deposit balances while maintaining strong liquidity and credit quality. The anticipated addition of Cornerstone Bank in the third quarter will contribute to the Company’s central and southern New Jersey footprint by strengthening our existing valuable franchise spanning from New York to Philadelphia.”

HIGHLIGHTS

•	Average total loans for the quarter increased by $34.7 million compared to the first quarter of 2024.

•	Average total deposits for the quarter increased by $50.7 million compared to the first quarter of 2024.

•	Non-performing assets remained low at $3.2 million, or 0.2% of total loans, compared to $6.7 million at year end 2023.

The Company reported net income of $5.1 million, or $0.80 per diluted common share, for the second quarter of 2024, compared to net income of $4.3 million, or $0.68 per diluted common share, for the first quarter of 2024, and net income of $6.8 million, or $1.07 per diluted common share, for the second quarter of 2023. The increase in net income for the second quarter of 2024 when compared to the first quarter of 2024 was due to an increase of $520 thousand in net interest income, a net reduction in the provision for credit losses of $304 thousand due to a provision reversal of $118 thousand recorded in the second quarter of 2024, an increase in non-interest income of $102 thousand, partially offset by an increase of $173 thousand in non-interest expense. The $1.7 million decrease in net income for the second quarter of 2024 compared to the same period in 2023 was primarily due to acquisition-related items recorded in the second quarter of 2023 due to the Company’s acquisition of Noah Bank, resulting in a decrease in non-interest income of $9.5 million and an increase in income tax expense of $877 thousand, partially offset by a decrease in non-interest expenses of $5.8 million, and a decrease in the provision for credit losses of $2.6 million when compared to the second quarter of 2024.

Review of Statements of Financial Condition

Total assets were $1.98 billion at June 30, 2024, an increase of $67.4 million, or 3.52% when compared to $1.92 billion at the end of 2023. The primary reason for the increase in total assets was attributable to increases in available for sale securities of $40.3 million and net loans of $25.0 million, which were funded in part by an increase in deposits. The increase in the Company’s net loans consisted of a $51.4 million increase in commercial real estate loans, partially offset by decreases of $22.9 million in construction loans and $2.0 million in residential mortgages.

Total deposits on June 30, 2024, increased $63.3 million, or 3.87%, when compared to December 31, 2023. Money market deposits increased $49.9 million, and certificates of deposit increased $41.3 million, partially offset by decreases in interest-bearing demand deposits of $24.2 million and non-interest-bearing deposits of $4.2 million.

Total stockholders’ equity on June 30, 2024 increased $4.6 million or 1.93% when compared to December 31, 2023. The increase was primarily due to the $5.7 million increase in retained earnings, consisting of $9.5 million in net income partially offset by $3.8 million of cash dividends recorded during the period. The ratio of equity to total assets at June 30, 2024 and at December 31, 2023 was 12.34% and 12.53%, respectively.

Asset Quality

At June 30, 2024, non-performing assets totaled $3.2 million, a decrease of $3.5 million when compared to the amount at December 31, 2023.

Review of Quarterly and Six-Month Financial Results

Net interest income was $16.0 million for the second quarter of 2024, compared to $15.4 million for the first quarter of 2024 and $15.7 million for the second quarter of 2023. The increase from the previous quarter was the result of an increase in interest income of $1.3 million, or 4.8%, partially offset by an increase in interest expense of $824 thousand, or 6.5%. The net interest margin for the second quarter of 2024 was 3.44%, increasing by 2 basis points when compared to the first quarter of 2024. This increase was primarily associated with an increase in average interest-earning assets of $50.1 million, resulting in an increase of 12 basis points, partially offset by an increase in total interest-bearing deposits of $51.5 million, resulting in an increase in the cost of funds of 10 basis points. For the six-month period ended June 30, 2024, the Company recorded net income of $9.5 million, or $1.48 per diluted common share, compared to $12.9 million, or $2.02 per diluted common share, for the same period in 2023. The decrease was primarily due to acquisition-related items recorded during 2023 due to the acquisition of Noah Bank.

The Company recorded a reversal of credit losses of $118 thousand during the second quarter of 2024, which consisted of $169 thousand decrease recorded to the allowance of credit losses, offset by an increase to the provision for credit losses of $51 thousand related to unfunded commitments, which are recorded in other liabilities on the Company’s statements of financial condition. The current quarters’ reversal of provision recorded on the Company’s statements of income was $304 thousand lower when compared to the provision for credit losses for the quarter ended March 31, 2024, and was $2.6 million lower than the provision for the same period in 2023, which can be attributed to the acquisition of Noah Bank, which closed in May 2023. For the quarter ended June 30, 2024, the Company recorded charge-offs of $84 thousand and recoveries of $99 thousand. The coverage ratio of the allowance for credit losses to period end loans was 1.17% at June 30, 2024 and 1.19% at December 31, 2023.

Total non-interest income of $2.1 million for the second quarter of 2024 increased $102 thousand or 5.1% when compared to the first quarter of 2024 and decreased $9.5 million or 82.0% when compared to the quarter ended June 30, 2023. When comparing the results from the second quarter 2024 to the same period of 2023, the decrease was primarily due to the bargain purchase gain of $9.7 million attributed to the acquisition of Noah Bank, which closed in May 2023.

Total non-interest expense of $12.0 million for the second quarter of 2024 increased $173 thousand, or 1.5%, when compared to the first quarter of 2024. The increase compared to the first quarter of 2024 was primarily related to data processing and communications expense increasing $244 thousand, professional fees increasing $78 thousand and other expenses increasing $60 thousand, partially offset by a decrease in occupancy and equipment expense of $179 thousand and salaries and benefits expense of $77 thousand. Total non-interest expense for the second quarter of 2024 decreased $5.8 million or 32.6% when compared to the second quarter of 2023. The decrease was due primarily to $7.0 million in merger-related expenses recorded, a $667 thousand increase in salaries and benefits expense and a $145 thousand increase in occupancy and equipment expenses that were all primarily associated with the Noah Bank acquisition in 2023.

For the quarter ended June 30, 2024, the Company recorded an income tax expense of $1.0 million, resulting in an effective tax rate of 16.8%, compared to an income tax expense of $1.0 million resulting in an effective tax rate of 19.7% for the first quarter ended March 31, 2024, and compared to an income tax expense of $161 thousand resulting in an effective tax rate of 2.32% for the quarter ended June 30, 2023. The effective tax rate in the second quarter of 2023 was lower than the current quarter’s rate because of the non-taxable $9.7 million bargain purchase gain from the Noah bank acquisition.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 22 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Chesterfield, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Monroe, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, and Sicklerville. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation. On January 18, 2024, the Company announced that it has entered into a definitive agreement and plan of merger with Cornerstone Financial Corporation (“Cornerstone”), the parent company of Cornerstone Bank, headquartered in Mount Laurel, New Jersey, pursuant to which the Company will acquire Cornerstone in a transaction that is expected to close in the third quarter of 2024 (the “Transaction”).

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the integration of the businesses of the Company and Cornerstone following the completion of the Transaction may be more difficult, time-consuming or costly than expected; the ability to obtain required regulatory approvals, and the ability to complete the Transaction on the expected timeframe may be more difficult, time-consuming or costly than expected; the global impact of the military conflicts in the Ukraine and the Middle East; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2023, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

				June 30, 2024 vs		June 30, 2024 vs
	June 30,	December 31,	June 30,	December 31, 2023		June 30, 2023
	2024	2023	2023	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$151,305	$150,557	$143,001	$748	0.50%	$8,304	5.81%
Securities available-for-sale taxable	92,001	50,544	44,083	41,457	82.02	47,918	108.70
Securities available-for-sale tax-exempt	39,688	40,808	40,538	(1,120)	(2.74)	(850)	(2.10)
Securities held-to-maturity	165	193	197	(28)	(14.51)	(32)	(16.24)
Loans receivable, net of deferred loan fees	1,573,352	1,548,335	1,499,691	25,017	1.62	73,661	4.91
Allowance for credit losses	(18,464)	(18,492)	(17,970)	28	(0.15)	(494)	2.75
Goodwill	8,853	8,853	8,853	—	—	—	—
Core deposit intangible	1,191	1,422	1,662	(231)	(16.24)	(471)	(28.34)
Equity method investments	9,426	8,296	2,551	1,130	13.62	6,875	269.50
Other real estate owned	—	—	33	—	N/A	(33)	(100.00)
Other assets	126,424	125,981	120,387	443	0.35	6,037	5.01

TOTAL ASSETS	$1,983,941	$1,916,497	$1,843,026	$67,444	3.52%	$140,915	7.65%

LIABILITIES
Non-interest checking	$245,073	$249,282	$258,014	$(4,209)	(1.69)%	$(12,941)	(5.02)%
Interest checking	223,759	247,939	224,328	(24,180)	(9.75)	(569)	(0.25)
Savings	146,935	146,484	152,695	451	0.31	(5,760)	(3.77)
Money market	403,926	354,005	321,840	49,921	14.10	82,086	25.51
Time deposits over $250,000	154,605	150,113	142,674	4,492	2.99	11,931	8.36
Other time deposits	524,774	487,918	473,347	36,856	7.55	51,427	10.86

Total deposits	1,699,072	1,635,741	1,572,898	63,331	3.87	126,174	8.02
Borrowings	—	—	—	—	—	—	N/A
Other liabilities	40,028	40,545	41,229	(517)	(1.28)	(1,201)	(2.91)

TOTAL LIABILITIES	1,739,100	1,676,286	1,614,127	62,814	3.75	124,973	7.74

STOCKHOLDERS’ EQUITY
Paid-in capital	99,179	98,291	97,103	888	0.90	2,076	2.14
Treasury stock [1]	(842)	—	—	(842)	100.00	(842)	100.00
Retained earnings	155,083	149,414	140,310	5,669	3.79	14,773	10.53
Accumulated other comprehensive income (loss)	(8,579)	(7,494)	(8,514)	(1,085)	14.48	(65)	0.76

TOTAL STOCKHOLDERS’ EQUITY	244,841	240,211	228,899	4,630	1.93	15,942	6.96

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,983,941	$1,916,497	$1,843,026	$67,444	3.52%	$140,915	7.65%

Book value per common share	$38.54	$38.04	$36.45	$0.50	1.31%	$2.09	5.73%
Tangible book value per common share [2]	$36.96	$36.41	$34.78	$0.55	1.51%	$2.18	6.27%

[1]	Treasury stock repurchases commenced March 8, 2024, associated with the stock repurchase program announced August 10, 2023.
[2]	Tangible book value per common share is a non-GAAP measure. For more information, see “Supplemental Information—Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at June 30, 2024 and December 31, 2023 were as follows:

	June 30,	December 31,
	2024	2023
	(In thousands)
Commercial real estate	$1,194,279	$1,142,864
Commercial and industrial	50,290	50,961
Construction	287,290	310,187
Residential first-lien mortgages	36,075	38,040
Home equity / consumer	7,583	8,081

Total loans	1,575,517	1,550,133
Deferred fees and costs	(2,165)	(1,798)
Allowance for credit losses	(18,464)	(18,492)

Loans, net	$1,554,888	$1,529,843

The components of deposits at June 30, 2024 and December 31, 2023 were as follows:

	June 30,	December 31,
	2024	2023
	(In thousands)
Demand, non-interest-bearing	$245,073	$249,282
Demand, interest-bearing	223,759	247,939
Savings	146,935	146,484
Money market	403,926	354,005
Time deposits	679,379	638,031

Total deposits	$1,699,072	$1,635,741

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended June 30,
	2024	2023	$ Change	% Change
Interest and dividend income
Loans and fees	$26,034	$21,517	$4,517	21.0%
Available-for-sale debt securities:
Taxable	1,001	292	709	242.8%
Tax-exempt	286	284	2	0.7%
Held-to-maturity debt securities	3	2	1	50.0%
Other interest and dividend income	2,086	919	1,167	127.0%

Total interest and dividends	29,410	23,014	6,396	27.8%

Interest expense
Deposits	13,442	7,321	6,121	83.6%
Borrowings	—	32	(32)	-100.0%

Total interest expense	13,442	7,353	6,089	82.8%

Net interest income	15,968	15,661	307	2.0%
Provision for (reversal of) credit losses	(118)	2,463	(2,581)	-104.8%

Net interest income after provision for (reversal of) credit losses	16,086	13,198	2,888	21.9%

Non-interest income
Income from bank-owned life insurance	388	295	93	31.5%
Fees and service charges	465	464	1	0.2%
Loan fees, including prepayment penalties	937	1,030	(93)	-9.0%
Bargain purchase gain	—	9,696	(9,696)	-100.0%
Other	297	80	217	271.3%

Total non-interest income	2,087	11,565	(9,478)	-82.0%

Non-interest expense
Salaries and employee benefits	6,443	5,776	667	11.5%
Occupancy and equipment	1,850	1,705	145	8.5%
Professional fees	602	556	46	8.3%
Data processing and communications	1,404	1,318	86	6.5%
Federal deposit insurance	279	253	26	10.3%
Advertising and promotion	156	126	30	23.8%
Office expense	155	178	(23)	-12.9%
Other real estate owned expense	—	1	(1)	-100.0%
Core deposit intangible	111	127	(16)	-12.6%
Merger-related expenses	—	7,026	(7,026)	-100.0%
Other	1,009	748	261	34.9%

Total non-interest expense	12,009	17,814	(5,805)	-32.6%

Income before income tax expense	6,164	6,949	(785)	-11.3%
Income tax expense	1,038	161	877	544.7%

Net income	$5,126	$6,788	(1,662)	-24.5%

Net income per common share - basic	$0.81	$1.08	$(0.27)	-25.0%
Net income per common share - diluted	$0.80	$1.07	$(0.27)	-25.2%
Weighted average shares outstanding - basic	6,334	6,270	64	1.0%
Weighted average shares outstanding - diluted	6,420	6,366	54	0.8%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,
	2024	2024	$ Change	% Change
Interest and dividend income
Loans and fees	$26,034	$24,940	$1,094	4.4%
Available-for-sale debt securities:
Taxable	1,001	564	437	77.5%
Tax-exempt	286	286	0	0.0%
Held-to-maturity debt securities	3	2	1	50.0%
Other interest and dividend income	2,086	2,274	(188)	-8.3%

Total interest and dividends	29,410	28,066	1,344	4.8%

Interest expense
Deposits	13,442	12,618	824	6.5%
Borrowings	—	—	—	N/A

Total interest expense	13,442	12,618	824	6.5%

Net interest income	15,968	15,448	520	3.4%
Provision for (reversal of) credit losses	(118)	186	(304)	-163.4%

Net interest income after provision for (reversal of) credit losses	16,086	15,262	824	5.4%

Non-interest income
Income from bank-owned life insurance	388	381	7	1.8%
Fees and service charges	465	432	33	7.6%
Loan fees, including prepayment penalties	937	724	213	29.4%
Other	297	448	(151)	-33.7%

Total non-interest income	2,087	1,985	102	5.1%

Non-interest expense
Salaries and employee benefits	6,443	6,520	(77)	-1.2%
Occupancy and equipment	1,850	2,029	(179)	-8.8%
Professional fees	602	524	78	14.9%
Data processing and communications	1,404	1,160	244	21.0%
Federal deposit insurance	279	273	6	2.2%
Advertising and promotion	156	142	14	9.9%
Office expense	155	119	36	30.3%
Core deposit intangible	111	120	(9)	-7.5%
Other	1,009	949	60	6.3%

Total non-interest expense	12,009	11,836	173	1.5%

Income before income tax expense	6,164	5,411	753	13.9%
Income tax expense	1,038	1,066	(28)	-2.6%

Net income	$5,126	$4,345	$781	18.0%

Net income per common share - basic	$0.81	$0.69	$0.12	17.4%
Net income per common share - diluted	$0.80	$0.68	$0.12	17.6%
Weighted average shares outstanding - basic	6,334	6,328	6	0.1%
Weighted average shares outstanding - diluted	6,420	6,418	2	0.0%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Six Months Ended
	June 30,
	2024	2023	$ Change	% Change
Interest and dividend income
Loans and fees	$50,974	$41,411	$9,563	23.1%
Available-for-sale debt securities:
Taxable	1,565	570	995	174.6%
Tax-exempt	572	568	4	0.7%
Held-to-maturity debt securities	5	5	0	0.0%
Other interest and dividend income	4,360	1,072	3,288	306.7%

Total interest and dividends	57,476	43,626	13,850	31.7%

Interest expense
Deposits	26,060	11,186	14,874	133.0%
Borrowings	—	118	(118)	-100.0%

Total interest expense	26,060	11,304	14,756	130.5%

Net interest income	31,416	32,322	(906)	-2.8%
Provision for credit losses	68	2,728	(2,660)	-97.5%

Net interest income after provision for credit losses	31,348	29,594	1,754	5.9%

Non-Interest income
Income from bank-owned life insurance	769	585	184	31.5%
Fees and service charges	897	912	(15)	-1.6%
Loan fees, including prepayment penalties	1,661	1,381	280	20.3%
Bargain purchase gain	—	9,696	(9,696)	-100.0%
Other	745	365	380	104.1%

Total non-interest income	4,072	12,939	(8,867)	-68.5%

Non-interest expense
Salaries and employee benefits	12,963	11,175	1,788	16.0%
Occupancy and equipment	3,879	3,046	833	27.3%
Professional fees	1,126	1,021	105	10.3%
Data processing and communications	2,564	2,618	(54)	-2.1%
Federal deposit insurance	552	443	109	24.6%
Advertising and promotion	298	236	62	26.3%
Office expense	274	275	(1)	-0.4%
Other real estate owned expense	—	1	(1)	-100.0%
Core deposit intangible	231	262	(31)	-11.8%
Merger-related expenses	—	7,026	(7,026)	-100.0%
Other	1,958	1,483	475	32.0%

Total non-interest expense	23,845	27,586	(3,741)	-13.6%

Income before income tax expense	11,575	14,947	(3,372)	-22.6%
Income tax expense	2,104	2,062	42	2.0%

Net income	$9,471	$12,885	$(3,414)	-26.5%

Net income per common share - basic	$1.50	$2.06	$(0.56)	-27.3%
Net income per common share - diluted	$1.48	$2.02	$(0.54)	-26.9%
Weighted average shares outstanding - basic	6,331	6,263	68	1.1%
Weighted average shares outstanding - diluted	6,411	6,376	35	0.5%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2024		2023		Change in	Change in
	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate
Earning assets
Loans	$1,585,876	6.60%	$1,432,680	6.02%	$153,196	0.58%
Securities
Taxable available-for-sale	89,547	4.47%	44,669	2.63%	44,878	1.85%
Tax-exempt available-for-sale	39,756	2.88%	41,187	2.76%	(1,431)	0.12%
Held-to-maturity	166	5.33%	198	5.28%	(32)	0.04%

Securities	129,469	3.98%	86,054	2.69%	43,415	1.29%
Other interest earning assets
Federal funds sold	133,336	5.45%	65,383	5.16%	67,953	0.29%
Other interest-earning assets	19,338	5.78%	5,691	5.31%	13,647	0.47%

Other interest-earning assets	152,674	5.49%	71,074	5.17%	81,600	0.32%

Total interest-earning assets	1,868,019	6.33%	1,589,808	5.81%	278,211	0.53%
Total non-earning assets	141,377		110,384

Total assets	$2,009,396		$1,700,192

Interest-bearing liabilities
Checking	$231,895	1.94%	$242,667	1.38%	$(10,772)	0.56%
Savings	148,377	2.64%	158,937	1.73%	(10,560)	0.91%
Money market	390,019	3.99%	285,021	2.97%	104,998	1.02%
Certificates of deposit	713,433	4.22%	516,252	2.87%	197,181	1.35%

Total interest-bearing deposits	1,483,724	3.64%	1,202,877	2.44%	280,847	1.20%
Non-interest bearing deposits	243,248		235,423		7,825

Total deposits	1,726,972	3.13%	1,438,300	2.04%	288,672	1.09%
Borrowings	—	N/A	2,482	5.08%	(2,482)	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,483,724	3.64%	1,205,359	2.45%	278,365	1.20%
Non-interest-bearing deposits	243,248		235,423

Total cost of funds	1,726,972	3.13%	1,440,782	2.04%	286,190	1.09%
Accrued expenses and other liabilities	40,874		32,232
Stockholders’ equity	241,550		227,178

Total liabilities and stockholders’ equity	$2,009,396		$1,700,192

Net interest spread		2.69%		3.36%
Net interest margin		3.44%		3.95%
Net interest margin (FTE) [1,2]		3.48%		3.99%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30,
	2024		2023		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,568,541	6.54%	$1,404,421	5.95%	$164,119	0.59%
Securities
Taxable available-for-sale	74,144	4.21%	43,458	2.63%	30,686	1.58%
Tax-exempt available-for-sale	40,257	2.84%	41,409	2.75%	(1,152)	0.10%
Held-to-maturity	174	5.21%	199	5.28%	(25)	-0.07%

Securities	114,576	3.74%	85,067	2.69%	29,509	1.05%
Other interest earning assets
Federal funds sold	140,703	5.45%	37,076	5.09%	103,627	0.36%
Other interest-earning assets	19,146	5.71%	5,348	5.06%	13,798	0.66%

Other interest-earning assets	159,848	5.48%	42,424	5.09%	117,425	0.39%

Total interest-earning assets	1,842,965	6.27%	1,531,912	5.74%	311,053	0.53%
Total non-earning assets	141,019		126,444

Total assets	$1,983,984		$1,658,356

Interest-bearing liabilities
Checking	$236,963	1.96%	$253,527	1.10%	$(16,564)	0.86%
Savings	148,024	2.57%	170,785	1.30%	(22,760)	1.28%
Money market	377,084	3.96%	276,962	2.38%	100,122	1.58%
Certificates of deposit	695,870	4.17%	440,780	2.48%	255,090	1.68%

Total interest-bearing deposits	1,457,941	3.59%	1,142,053	1.98%	315,888	1.62%
Non-interest bearing deposits	243,669		239,098

Total deposits	1,701,610	3.08%	1,381,152	1.63%	320,458	1.45%
Borrowings	—	0.00%	4,725	5.01%	(4,725)	-5.01%

Total interest-bearing liabilities (excluding non interest deposits)	1,457,941	3.59%	1,146,779	1.99%	311,163	1.61%
Non-interest-bearing deposits	243,669		239,098

Total cost of funds	1,701,610	3.08%	1,385,877	1.63%	315,733	1.45%
Accrued expenses and other liabilities	41,484		46,991
Stockholders’ equity	240,890		225,488

Total liabilities and stockholders’ equity	$1,983,984		$1,658,356

Net interest spread		2.68%		3.76%
Net interest margin		3.43%		4.25%
Net interest margin (FTE) [1,2]		3.47%		4.35%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	June 30, 2024		March 31, 2024		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,585,876	6.60%	$1,551,206	6.47%	$34,670	0.14%
Securities
Taxable available-for-sale	89,547	4.47%	58,742	3.84%	30,805	0.63%
Tax-exempt available-for-sale	39,756	2.88%	40,758	2.81%	(1,002)	0.07%
Held-to-maturity	166	5.33%	183	5.10%	(17)	0.22%

Securities	129,469	3.98%	99,683	3.42%	29,786	0.57%
Other interest earning assets
Federal funds sold	133,336	5.45%	148,069	5.45%	(14,733)	0.00%
Other interest-earning assets	19,338	5.78%	18,954	5.65%	384	0.13%

Other interest-earning assets	152,674	5.49%	167,023	5.48%	(14,349)	0.02%

Total interest-earning assets	1,868,019	6.33%	1,817,912	6.21%	50,107	0.12%
Total non-earning assets	141,377		140,659

Total assets	$2,009,396		$1,958,571

Interest-bearing liabilities
Checking	$231,895	1.94%	$242,030	1.98%	$(10,135)	-0.04%
Savings	148,377	2.64%	147,672	2.51%	705	0.13%
Money market	390,019	3.99%	364,150	3.93%	25,869	0.06%
Certificates of deposit	713,433	4.22%	678,306	4.12%	35,127	0.10%

Total interest-bearing deposits	1,483,724	3.64%	1,432,158	3.54%	51,566	0.10%
Non-interest bearing deposits	243,248		244,089		(841)

Total deposits	1,726,972	3.13%	1,676,247	3.03%	50,725	0.10%
Borrowings	—	N/A	—	N/A	0	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,483,724	3.64%	1,432,158	3.54%	51,566	0.10%
Non-interest-bearing deposits	243,248		244,089

Total cost of funds	1,726,972	3.13%	1,676,247	3.03%	50,725	0.10%
Accrued expenses and other liabilities	40,874		42,094
Stockholders’ equity	241,550		240,230

Total liabilities and stockholders’ equity	$2,009,396		$1,958,571

Net interest spread		2.69%		2.67%
Net interest margin		3.44%		3.42%
Net interest margin (FTE) 1, [2]		3.48%		3.47%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2024 June	2024 March	2023 December	2023 September	2023 June
Return on average assets	1.03%	0.89%	1.09%	1.60%	1.60%
Return on average equity	8.54%	7.27%	8.93%	13.20%	11.98%
Return on average tangible equity[1]	8.91%	7.60%	9.34%	13.83%	12.57%
Net interest margin	3.44%	3.42%	3.55%	3.76%	3.95%
Net interest margin (FTE)[1]	3.48%	3.47%	3.60%	3.81%	3.99%
Efficiency ratio[1]	65.90%	67.21%	61.01%	59.89%	60.82%
COMMON STOCK DATA
Market value at period end	$33.10	$30.78	$35.90	$28.99	$27.32
Market range:
High	$33.10	$36.25	$37.60	$31.69	$33.00
Low	$29.15	$29.72	$28.21	$27.37	$24.09
Book value per common share at period end	$38.54	$38.26	$38.04	$36.86	$36.45
Tangible book value per common share[1]	$36.96	$36.65	$36.41	$35.21	$34.78
Shares of common stock outstanding (in thousands)	6,353	6,320	6,314	6,299	6,279
CAPITAL RATIOS
Total capital (to risk-weighted assets)	14.66%	14.31%	14.68%	14.96%	14.57%
Tier 1 capital (to risk-weighted assets)	13.62%	13.26%	13.61%	13.89%	13.50%
Tier 1 capital (to average assets)	12.21%	11.99%	12.29%	12.38%	13.43%
Equity to assets	12.34%	12.16%	12.53%	12.14%	12.42%
Tangible equity to tangible assets[1]	11.90%	11.71%	12.06%	11.66%	11.92%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$(15)	$176	$(10)	$(23)	$1,842
Annualized net charge-offs (recoveries) to average loans	-0.004%	0.045%	-0.003%	-0.006%	0.514%
Nonperforming loans	$3,198	$2,115	$6,708	$6,755	$9,753
Other real estate owned	—	—	—	—	33

Total nonperforming assets	$3,198	$2,115	$6,708	$6,755	$9,786

Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.17%	1.18%	1.19%	1.20%	1.20%
Nonperforming loans	577.36%	880.28%	275.67%	266.35%	184.25%
Nonperforming assets	577.36%	880.28%	275.67%	266.35%	183.63%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.20%	0.13%	0.43%	0.45%	0.65%

[1]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period. Management believes these non- GAAP financial measures provide information useful to investors in understanding its financial results. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2024 June	2024 March	2023 December	2023 September	2023 June
Net income (annualized)[1]	$20,617	$17,475	$20,956	$30,144	$27,227

Average equity[2]	241,550	240,230	234,628	228,404	227,178
Less: intangible assets	(10,044)	(10,154)	(10,275)	(10,399)	(10,515)

Average Tangible Equity	$231,506	$230,076	$224,353	$218,005	$216,663

Return on average tangible equity	8.91%	7.60%	9.34%	13.83%	12.57%

Net interest income	$15,968	$15,448	$16,010	$16,684	$15,661
Other income	2,087	1,985	1,734	2,403	11,565
Less: bargain purchase gain	—	—	—	—	(9,696)

Total revenue	18,055	17,433	17,744	19,087	17,530

Non-interest expenses	$12,009	$11,836	$10,949	$10,159	$17,814
Less: core deposit intangible amortization	(111)	(120)	(124)	(119)	(127)
Less: merger-related expenses	—	—	—	1,391	(7,026)

Total operating expenses	$11,898	$11,716	$10,825	$11,431	$10,661

Efficiency ratio	65.90%	67.21%	61.01%	59.89%	60.82%

Total Assets	$1,983,941	$1,988,001	$1,916,497	$1,913,123	$1,843,026
Less: intangible assets	(10,044)	(10,154)	(10,275)	(10,399)	(10,515)

Tangible assets	$1,973,897	$1,977,847	$1,906,222	$1,902,724	$1,832,511

Stockholders’ equity	$244,841	$241,808	$240,211	$232,208	$228,899
Less: intangible assets	(10,044)	(10,154)	(10,275)	(10,399)	(10,515)

Tangible equity	$234,797	$231,654	$229,936	$221,809	$218,384

Tangible equity to tangible assets	11.90%	11.71%	12.06%	11.66%	11.92%

Tangible equity	$234,797	$231,654	$229,936	$221,809	$218,384
Shares outstanding (in thousands)	6,353	6,320	6,314	6,299	6,279

Tangible book value per share	$36.96	$36.65	$36.41	$35.21	$34.78

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[2]	Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.

	Three months ended
	2024 June	2024 March	2023 December	2023 September	2023 June
Net interest income	$15,968	$15,448	$16,010	$16,684	$15,661
FTE adjustment[3]	213	226	224	215	158

Net interest income FTE	$16,181	$15,674	$16,234	$16,899	$15,819

Net interest income FTE (annualized)[1]	$65,078	$63,041	$64,408	$67,045	$63,451
Average interest earning assets	1,868,019	1,817,912	1,789,624	1,761,567	1,589,808

Net interest margin FTE	3.48%	3.47%	3.60%	3.81%	3.99%

	Six months ended
	2024 June	2023 June
Net interest income	$31,416	$32,322
FTE adjustment[3]	401	751

Net interest income FTE	$31,817	$33,073

Net interest income FTE (annualized)[1]	$63,984	$66,694
Average interest earning assets	1,842,965	1,531,912

Net interest margin FTE	3.47%	4.35%

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[3]	Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.